Exhibit 99.1

EAST BRUNSWICK SURGERY CENTER, LLC

DBA UNIVERSITY SURGICENTER

Financial Statements

December 31, 2012

Independent Auditor’s Report

To the Members of

East Brunswick Surgery Center, LLC:

We have audited the accompanying financial statements of East Brunswick Surgery Center, LLC (“the Company”), which comprise the balance sheet as of December 31, 2012, and the related statements of operations, of changes in members’ equity, and of cash flows for the year then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of East Brunswick Surgery Center, LLC at December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

March 19, 2014

EAST BRUNSWICK SURGERY CENTER, LLC

DBA UNIVERSITY SURGICENTER

Balance Sheet

(U.S. dollars)

DECEMBER 31 2012
Assets
Current assets	$1,209,454
Cash and cash equivalents
Accounts receivable, net of allowance for doubtful accounts of $1,390,253	1,893,769
Prepaid and other current assets	141,587

Total current assets	3,244,810
Property and equipment, net of accumulated depreciation of $327,770	201,035

Total assets	$3,445,845

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$96,039
Accrued payroll	129,550
Other accrued expenses	50,122

Total current liabilities	275,711

Total liabilities	275,711

Commitments and contingent liabilities

Members’ equity	3,170,134

Total liabilities and members’ equity	$3,445,845

The accompanying notes are an integral part of these financial statements.

EAST BRUNSWICK SURGERY CENTER, LLC

DBA UNIVERSITY SURGICENTER

Statement of Operations

(U.S. dollars)

YEAR ENDED DECEMBER 31 2012

Net operating revenues:
Net patient revenues	$12,098,670

Total net operating revenues	12,098,670
Operating expenses:
Salaries and benefits	2,647,620
Supplies	1,393,303
Other operating expenses	834,221
Management and collection fees paid to related parties (Note 6)	643,335
Depreciation	71,978
Occupancy costs	493,301
Provision for doubtful accounts	482,448

Total operating expenses	6,566,206

Net income	$5,532,464

The accompanying notes are an integral part of these financial statements.

EAST BRUNSWICK SURGERY CENTER, LLC

DBA UNIVERSITY SURGICENTER

Statement of Changes in Members’ Equity

(U.S. dollars)

Members’ Equity
Balance at December 31, 2011	$3,437,670

Net income	5,532,464
Distributions to members	(5,800,000)

Balance at December 31, 2012	$3,170,134

The accompanying notes are an integral part of these financial statements.

EAST BRUNSWICK SURGERY CENTER, LLC

DBA UNIVERSITY SURGICENTER

Statement of Cash Flows

(U.S. dollars)

YEAR ENDED DECEMBER 31 2012
Cash flows from operating activities
Net income	$5,532,464
Adjustments to reconcile net income to net cash provided by operating activities
Provision for doubtful accounts	482,448
Depreciation	71,978
Decrease in assets
Accounts receivable	391,073
Other assets	52,761
Increase (decrease) in liabilities
Accounts payable	4,737
Accrued payroll	15,207
Other liabilities	(68,201)

Net cash provided by operating activities	6,482,467

Cash flows from investing activities
Capital expenditures	(98,995)

Net cash used in investing activities	(98,995)

Cash flows from financing activities
Distributions to members	(5,800,000)

Net cash used in financing activities	(5,800,000)

Change in cash and cash equivalents	583,472

Cash and cash equivalents at beginning of period	625,982

Cash and cash equivalents at end of period	$1,209,454

The accompanying notes are an integral part of these financial statements.

EAST BRUNSWICK SURGERY CENTER, LLC

DBA UNIVERSITY SURGICENTER

Notes to Financial Statements

1.	DESCRIPTION OF THE BUSINESS

Nature of Operations

East Brunswick Surgery Center, LLC (the “Company”) operates a multi-specialty ambulatory surgery center in East Brunswick, New Jersey. The Company contracts with managed care organizations, third-party payors, governmental agencies (Medicare & Medicaid), hospitals and their affiliates to perform various surgical procedures.

Basis of Presentation

The Company maintains its books and records on the accrual basis of accounting, and the accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates include, but are not limited to: (1) allowance for contractual revenue adjustments; (2) allowance for doubtful accounts; and (3) depreciable lives of assets. Future events and their effects cannot be predicted with certainty; accordingly, our accounting estimates require the exercise of judgment. The accounting estimates used in the preparation of our financial statements will change as new events occur, as more experience is acquired, as additional information is obtained, and as our operating environment changes. We evaluate and update our assumptions and estimates on an ongoing basis and may employ outside experts to assist in our evaluation as considered necessary. Actual results could differ from those estimates.

Revenue Recognition

Revenues consist primarily of net patient service revenues that are recorded based upon established billing rates less allowances for contractual adjustments. Revenues are recorded during the period the healthcare services are provided, based upon the estimated amounts due from patients and third-party payors, including federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies and employers. Estimates of contractual allowances under third-party payor arrangements are based upon the payment terms specified in the related contractual agreements and payment history. Third-party payor contractual payment terms are generally based upon predetermined rates per procedure or discounted fee-for-service rates.

Cash and Cash Equivalents

Cash and cash equivalents include all demand deposits reduced by the amount of outstanding checks and drafts where the right of offset exists for these bank accounts. The Company has deposits with certain financial institutions which exceed federally insured limits. The Company has not experienced any losses on such deposits.

Accounts Receivable and Allowance for Doubtful Accounts

We report accounts receivable at estimated net realizable amounts from services rendered from federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, workers’ compensation, employers and patients. The concentration of net patient service accounts receivable by payor class, as a percentage of total net patient service accounts receivable, as of the end of the reporting period, is as follows:

AS OF DECEMBER 31 2012
Managed care and other discount plans	58%
Workers’ compensation	32
Medicare	4
Medicaid	1
Patients and other third-party payors	5

Total	100%

We recognize that revenues and accounts receivable from government agencies are significant to our operations; however, we do not believe there are significant credit risks associated with these government agencies.

We also recognize that revenue and accounts receivable from managed care and other discount plans are significant to our operations. Because the category of managed care and other discount plans is composed of numerous individual payors, our management does not believe there are any significant concentrations of revenues from any individual payor that would subject us to significant credit risks in the collection of our accounts receivable.

The Company records an allowance for doubtful accounts in each period based on several factors, including accounts receivable collection history, the balance and aging composition of accounts receivable at the end of the period as reported through the Company’s computerized billing systems, the mix of business, and the financial condition of payors. The allowance for doubtful accounts was $1,390,253 as of December 31, 2012.

Although the Company believes that the estimation of the net realizable value of accounts receivable is reasonable, the Company has a collections department which continually monitors accounts receivable and assesses its methods for calculating the appropriate allowance for doubtful accounts. The Company adjusts allowances and its calculation methods as needed. The Company writes off accounts receivable as bad debts after all reasonable collection efforts have been exhausted. If actual collections differ from estimates, the Company may have to adjust its allowance for doubtful accounts, which could materially impact the Company’s financial condition and results of operations in future periods.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

Years
Furniture and fixtures	5 – 7
Equipment	3 – 7
Leasehold improvements	Term of lease or estimated useful life, whichever is shorter

Maintenance and repairs of property and equipment are expensed as incurred. We capitalize replacements and improvements that increase the estimated useful life of an asset.

For operating leases, we recognize escalated rents, including any rent holidays, on a straight-line basis over the term of the lease.

Income Taxes

The Company is a limited liability company and is taxed as a partnership. Substantially all of the profits, losses, credits and deductions are passed through to the members. Therefore, the accompanying financial statements do not contain a provision or credit for federal or state income taxes.

Fair Value of Financial Instruments

The valuation techniques required for Fair Value Measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. These two types of inputs create the following fair value hierarchy:

Level 1 – Quoted prices for identical instruments in active markets. Assets utilizing Level 1 inputs are invested in equities and mutual funds.

Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 – Significant inputs to the valuation model are unobservable.

The financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short maturity of these instruments.

Newly Issued Authoritative Guidance

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-04 (ASU No. 2011-4), Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs to provide a uniform framework for fair value measurements and related disclosures between U.S. GAAP and International Financial Reporting Standards (IFRS). Additional

disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU No. 2011-04 requires prospective application for interim and annual periods beginning on or after December 15, 2011. The Company has determined that ASU No. 2011-04 will not have an impact on its financial statements.

We do not believe any other recently issued, but not yet effective, revisions to authoritative guidance will have a material effect on our consolidated financial position, results of operations or cash flows.

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

AS OF DECEMBER 31 2012
Medical equipment	$444,921
Leasehold improvements	78,051
Computer equipment	3,962
Furniture and fixtures	1,871

528,805
Less: Accumulated depreciation	(327,770)

Property and equipment, net	$201,035

Depreciation expense for the year ended December 31, 2012 was $71,978 and is included in the statement of operations as a component of operating expenses.

Operating Leases

The Company leases its facility under an operating lease with equal monthly payments of $14,000 plus condominium fees and real estate taxes through April 30, 2014. The Company is entitled to an annual rent credit of $31,500 over a ten year period for leasehold improvements. The Company has the option to renew the lease at the fair market rental value of the premises for five additional terms of three years each.

The following is a schedule by years of approximate future minimum payments required under the operating lease that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2012:

Year ending December 31,
2013	$211,000
2014	70,000

Total minimum lease payments required	$281,000

Facility rent expense was approximately $282,000 for the year ended December 31, 2012.

4.	EMPLOYEE BENEFIT PLAN

The Company maintains a 401(k) for qualified employees. The terms of the plan define qualified employees as those 21 years of age or older with at least 12 months and 1,000 hours of employment with the Company. Employer contributions are discretionary. The 401(k) plan expense was $20,702 for the year ended December 31, 2012. The plan was terminated as of December 31, 2012.

5.	SIGNIFICANT RISKS AND UNCERTAINTIES

Concentration of Cash Balances

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Major Suppliers

The Company had two major suppliers for the year ended December 31, 2012, that accounted for 30% of total purchases, each of which exceeded 10% of total purchases. Management believes that other suppliers could provide similar goods on comparable terms.

Major Third-Party Payors

The Company had two major third-party payors for the year ended December 31, 2012 that accounted for 35% of total revenues.

6.	RELATED PARTY TRANSACTIONS

Management Fees

The Company pays a monthly management fee to Brunswick ASC Investment, LLC, the owner of a majority of the outstanding membership interests of the Company, for consulting and administrative services based on five percent of the collections in any month. The total management fee was $637,335 for the year ended December 31, 2012.

Collection Fees

The Company paid collection fees to a collection agency that is owned by a member of the parent company. Total collection fees paid were $6,000 for the year ended December 31, 2012.

7.	SUBSEQUENT EVENTS

Effective December 31, 2013, ASC Holdings of New Jersey, LLC purchased 51% of the outstanding ownership interests in the Company.

The Company has evaluated subsequent events through March 19, 2014, which is the date the financial statements were available to be issued.